UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2019

VERITEX HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Texas	001-36682	27-0973566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8214 Westchester Drive, Suite 800
Dallas, Texas 75225
(Address of principal executive offices)

(972) 349-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	VBTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2019, Veritex Holdings, Inc. (the “Company”) held its 2019 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Company’s 2019 Amended and Restated Omnibus Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates the Company’s 2014 Omnibus Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder and to amend certain other terms. The Amended and Restated Plan was previously approved, subject to shareholder approval, by the Compensation Committee of the Board of Directors of the Company on April 5, 2019. The Amended and Restated Plan became effective on April 5, 2019, following receipt of the requisite shareholder approval.
A summary of the material terms and conditions of the Amended and Restated Plan and awards thereunder is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 19, 2019 under “Proposal 2. Approval of 2019 Amended and Restated Omnibus Incentive Plan,” which section is incorporated herein by reference. The preceding summary is qualified in its entirety by, and should be read in conjunction with, the Amended and Restated Plan, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 21, 2019, the Company held the Annual Meeting, at which a quorum was present, to consider and act upon the following matters:
Proposal 1 — Shareholders elected nine nominees to serve as directors until the 2020 annual meeting of shareholders, and until each of their successors is duly elected and qualified or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
C. Malcolm Holland, III	40,442,002	709,566	7,906,061
Pat S. Bolin	40,611,674	539,894	7,906,061
William D. Ellis	33,933,060	7,218,508	7,906,061
Ned N. Fleming, III	40,522,620	628,948	7,906,061
Mark C. Griege	39,724,691	1,426,877	7,906,061
Steven D. Lerner	40,867,219	284,349	7,906,061
Manuel J. Mehos	25,963,346	15,188,222	7,906,061
Gregory B. Morrison	40,612,748	538,820	7,906,061
John T. Sughrue	35,758,462	5,393,106	7,906,061
Proposal 2 — Shareholders approved the Amended and Restated Plan, which is further described in Item 5.02 of this Current Report on Form 8-K, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,432,575	1,512,465	206,528	7,906,061
Proposal 3 — Shareholders approved the issuance of shares of common stock underlying certain equity awards made in January 2019 by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,449,749	1,512,906	188,913	7,906,061

Proposal 4 — Shareholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers for the year ended December 31, 2018 by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
40,017,875	694,622	439,071	7,906,061
Proposal 5 — Shareholders provided an advisory vote in favor of holding future advisory votes on executive compensation on an annual basis by the votes set forth in the table below. In light of the shareholder vote on the advisory proposal regarding the frequency of future advisory votes on executive compensation and the Company’s Board of Directors’ recommendation that shareholders vote in favor of holding future advisory votes on executive compensation on an annual basis, the Company will hold such vote on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation.

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
37,662,910	140,864	2,693,833	653,961	7,906,061
Proposal 6 — Shareholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019 by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,888,168	5,597	163,864	—
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	2019 Amended and Restated Omnibus Incentive Plan for Veritex Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritex Holdings, Inc.

By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer

Date: May 23, 2019